Exhibit 21.1

Name of Subsidiary	Jurisdiction of Incorporation

3094494 Nova Scotia Company	Canada
3258402 Nova Scotia Company	Canada
3285091 Nova Scotia Company	Canada
B2 Express - Comercio, Servicos e Representacoes Ltda.	Brazil
Beijing Staples Commerce & Trade Co., Ltd.	China
Bernard France SAS	France
Buhrmann II B.V.	Netherlands
Buhrmann Ireland Ltd.	Ireland
Buhrmann ISD Groupe S.A.	France
Buhrmann Paper UK Ltd	United Kingdom
CE Direct Pty Ltd	Australia
CEI Pty. Ltd.	Australia
CER New Zealand Limited	New Zealand
Corporate Express (Holdings) Ltd.	United Kingdom
Corporate Express B.V.	Netherlands
Corporate Express Canada, Inc.	Canada
Corporate Express Employee Share Plan Company Pty. Ltd.	Australia
Corporate Express France SAS	France
Corporate Express Hungaria Kereskedelmi Kft	Hungary
Corporate Express Luxembourg Holding S.a r.l.	Luxembourg
Corporate Express Norway Holdings AS	Norway
Corporate Express Print Management Limited	New Zealand
Corporate Express SRL	Italy
Corporate Express Supply Chain Pty Limited	Australia
Corporate Express Sweden Holding AB	Sweden
Corporate Express UK Holding Ltd.	United Kingdom
Educational Experience Pty Limited	Australia
EMO AS	Norway
EMO Finland Oy	Finland
Fareham Developments (One) Ltd.	United Kingdom
Fareham Developments (Two) Ltd.	United Kingdom
Grieg Kalenderforlag AS	Norway
Happy Studio, Inc.	United States
Hong Kong Staples Brands Limited	Hong Kong
In Designs Global, Inc.	United States
Jiangsu Staples Office Products Co., Ltd.	China
Mondoffice SRL	Italy
OA365 International Company Limited	Cayman Islands
Oranda AG	Switzerland
PNI Digital Media Europe Ltd.	United Kingdom
PNI Digital Media Ltd.	United Kingdom
PNI Digital Media ULC	Canada
Pressel AG	Switzerland

Pressel Versand GmbH	Germany
Pressel Versand International GmbH	Austria
QS Quarterhouse Software, Inc.	United States
Quill Corporation	United States
Quill Lincolnshire, Inc.	United States
Restructure (Vic) Pty. Ltd.	Australia
SBIN B.V.	Netherlands
Schoolkidz.com, LLC	United States
SEC UK Delivery Ltd.	United Kingdom
Shenzhen Staples Commerce & Trade Co., Ltd.* (*minority interest held)	*China
SHN C.V.	Netherlands
SOM Hagerstown, Inc.	United States
Staples (China) Investment Co., Ltd.	China
Staples (Deutschland) GmbH	Germany
Staples (Shanghai) Company Ltd.	China
Staples Acquisition B.V.	Netherlands
Staples Acquisition II B.V.	Netherlands
Staples Advantage Ireland Ltd.	Ireland
Staples AMS, Inc.	United States
Staples Argentina S.A.	Argentina
Staples Asia Investments Limited	Cayman Islands
Staples Australia Bid Company Pty Limited	Australia
Staples Australia Holdings Pty Limited	Australia
Staples Australia Pty Ltd.	Australia
Staples Austria GmbH	Austria
Staples Belgium BVBA	Belgium
Staples Brand Consulting (Shenzhen) Company Ltd.	China
Staples Brands International Limited	Hong Kong
Staples Brands Sales, LLC	United States
Staples Brasil Comercio de Materiais de Escritorio Ltda.	Brazil
Staples Canada Holdings III, Inc.	Canada
Staples Canada Holdings, LLC	United States
Staples Canada Inc.	Canada
Staples Connect Sweden AB	Sweden
Staples Connecticut, Inc.	United States
Staples Contract & Commercial, Inc.	United States
Staples CRS II B.V.	Netherlands
Staples Cyprus Holdings Ltd.	Cyprus
Staples Cyprus Intermediary Holdings Ltd.	Cyprus
Staples Delivery SA	Portugal
Staples Denmark ApS	Denmark
Staples Deutschland GmbH & Co. KG	Germany
Staples Dutch Management B.V.	Netherlands
Staples Escrow, LLC	United States
Staples Europe B.V.	Netherlands
Staples Europe Holdings G.P.	Bermuda

Staples Europe Import B.V.	Netherlands
Staples Finland Oy	Finland
Staples France - JPG SAS	France
Staples France Holding SAS	France
Staples Future Office Products Private Limited* (*Staples Asia has 15% carried interest-not currently owned by Staples. Considered a Controlled Foreign Corporation)	*India
Staples Global Markets, Inc.	United States
Staples Hong Kong Investments Limited	Hong Kong
Staples International B.V.	Netherlands
Staples International Group Services B.V.	Netherlands
Staples Luxembourg S.a r.l.	Luxembourg
Staples Mail Order UK Ltd.	United Kingdom
Staples Nederland B.V.	Netherlands
Staples Nederland Holding B.V.	Netherlands
Staples New Zealand Limited	New Zealand
Staples Norway AS	Norway
Staples Norway Holdings AS	Norway
Staples Norway Holdings II AS	Norway
Staples of Maryland, L.L.C.	United States
Staples Office Equipment (Shanghai) Company Ltd.	China
Staples Participations B.V.	Netherlands
Staples Polska Sp.z.o.o.	Poland
Staples Portugal - Equipamento de Escritório, S.A.	Portugal
Staples Procurement & Management Services Private Limited	India
Staples Productos de Oficina S.L.	Spain
Staples Project 2017, LLC	United States
Staples Promotional Products Canada, Ltd.	Canada
Staples Promotional Products Europe Ltd.	United Kingdom
Staples Retail Norway AS	Norway
Staples Shared Service Center (Europe) BVBA	Belgium
Staples Shared Service Center (Europe) II BVBA	Belgium
Staples Shared Service Center, LLC	United States
Staples Sweden AB	Sweden
Staples Sweden Holdings AB	Sweden
Staples Sweden Holdings II AB	Sweden
Staples Taiwan Corporation Limited	Cayman Islands
Staples the Office Superstore East, Inc.	United States
Staples the Office Superstore, Limited Partnership	United States
Staples the Office Superstore, LLC	United States
Staples UK Limited	United Kingdom
Staples UK Pensions Trustees Ltd.	United Kingdom
Staples UK Real Estate Ltd.	United Kingdom
Staples UK Retail Ltd.	United Kingdom
Staples Value, LLC	United States
Staples Ventures, LLC	United States
Staples Verwaltungs GmbH	Germany

Teacher Direct Limited	New Zealand
The Staples Group, Inc.	United States
Worksmedia Limited	United Kingdom
Staples UK Pensions Trustees Ltd.	United Kingdom